                                                                      EXHIBIT 11

VARCO INTERNATIONAL, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                                    Three Months Ended    Nine Months Ended
                                                                                    September 30, 1996   September 30, 1996
                                                                                    ---------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

Net Income After Tax                                                                        $7,167,000          $15,874,000

                                                                  Total Number  Average Number   Stock Option   Shares Used
                                                    Number of  of Shares after       of Shares     Equivalent  To Calculate
                                                         Days         Weighing     Outstanding         Shares           EPS
                                                    -----------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

Common Stock Outstanding from time-to-time during:

  Three Months Ended September 30,                         92    2,889,117,512      31,403,451        714,668    32,118,119
  Nine Months Ended September 30,                         274    8,431,937,537      30,773,495        714,668    31,488,163

C. CALCULATION OF EARNINGS PER SHARE

                    Net Income After Tax
Income Per Share =  ------------------------
                    Total Shares Outstanding

Income Per Share =

  Three Months Ended September 30,     7,167,000        =       $0.22
                                    ------------
                                      32,118,119

  Nine Months Ended September 30,     15,874,000        =       $0.50
                                    ------------
                                      31,488,163

                                                                      EXHIBIT 11

VARCO INTERNATIONAL, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                                    Three Months Ended    Nine Months Ended
                                                                                    September 30, 1997   September 30, 1997
                                                                                    ---------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

Net Income After Tax                                                                       $13,401,000          $31,555,000

                                                                  Total Number  Average Number   Stock Option   Shares Used
                                                    Number of  of Shares after       of Shares     Equivalent  To Calculate
                                                         Days         Weighing     Outstanding         Shares           EPS
                                                    -----------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

Common Stock Outstanding from time-to-time during:

  Three Months Ended September 30,                         92    2,933,522,382      31,886,113        825,010    32,711,123
  Nine Months Ended September 30,                         273    8,668,146,320      31,751,452        825,010    32,576,462

C. CALCULATION OF EARNINGS PER SHARE

                    Net Income After Tax
Income Per Share =  ------------------------
                    Total Shares Outstanding

Income Per Share =

  Three Months Ended September 30,    13,401,000        =       $0.41
                                    ------------
                                      32,711,123

  Nine Months Ended September 30,     31,555,000        =       $0.97
                                    ------------
                                      32,576,462